Sub-Item 77Q1(a): Copies of Material Amendments to the Trusts Declaration of Trust or By-laws

Amendment No. 58 dated November 18, 2010 to the
Agreement and Declaration of Trust dated January 28, 1997
is incorporated herein by reference to Exhibit (a)(59) to Post-Effective Amendment No. 261 to the Registrants
Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 3, 2010
(Accession No. 0000950123-10-110858).